Exhibit 99.1

COVAD ANNOUNCES NEW MANAGEMENT’S BUSINESS PLAN

Provides Outlook for Q4 2000 and 2001

             SANTA CLARA, Calif. (Dec. 12, 2000) Covad Communications (Nasdaq:COVD), the leading national broadband services provider utilizing DSL (Digital Subscriber Line) technology, today provided guidance for Q4 2000 performance and a top level business plan for 2001.

             “Covad is taking the right steps to manage our money and resources to move the company along a faster path to breakeven and profitability,” said Chuck McMinn, Covad’s chairman. “Our strategy moving forward is focused on filling our network, continuing to expand our distribution channels, and adding services attractive to customers that will increase our revenue and margins. We continue to be in a strong position to grow our business and provide the best selection of broadband services to small business and residential customers through a variety of channels.

             “In comparison with prior analyst expectations, we expect to spend approximately $200 million less in cash in 2001 as a result of our modified plan,” said McMinn. “Our national network is one of the largest in the country. Its size and scope is very attractive to companies that want to do business with one nationwide supplier to both small business and residential services.”

  Q4 2000 Business Outlook

             In a financial conference call from New York scheduled today at 8:30 am EST, Chuck McMinn, and Frank Marshall, the newly appointed interim CEO of Covad, will provide guidance for the fourth quarter and for 2001. Financial expectations for the fourth quarter ending December 31, 2000 include:

    Installed lines in service are expected to be 270,000
    Total fourth quarter revenue is expected to be between $60 and $65 million
    A restructuring charge of up to $20 million will be expensed in the fourth quarter, consistent with the reduction of costs and staff announcement made on November 27, 2000
    EBITDA losses are expected to be in the range of a negative $180 to $190 million due to this restructuring charge (EBITDA is earnings/losses before interest, taxes, depreciation and amortization)
    Fourth quarter capital expenses are expected to be approximately $100 million

             Covad will also give an update on managing the 14 troubled ISPs that affected third quarter revenue and how it is handling the customers served by these ISPs. The company recently announced the Covad Safety Net program, which provides many Covad broadband customers an opportunity to maintain Covad service while switching away from these troubled ISPs. The first transition of Covad broadband small business and residential lines began on December 7. Covad is also working directly with each troubled ISP on a case by case basis to resolve payment issues. Four of Covad’s troubled ISPs have filed for bankruptcy protection, Flashcom Communications, Zyan Communications, Relay Point and FastPoint. These four ISPs represent more than half of the 65,000 lines served through troubled ISPs.

  2001 Business Outlook

             The business outlook for 2001 includes an expected improvement in expenses each quarter balanced by line additions optimized for profitability. The majority of the line growth optimization will be attributed to restricting residential orders to higher-margin line shared installations, followed by an aggressive plan for self-installations. In addition, small business lines will take a greater percentage of new lines installed than in the recent past.

             “We are going to grow the business with lines that get us to breakeven and profitability faster,” said McMinn. “Not only will this have an immediate impact, but we expect to see long term improvement in our financial performance.”

             Expected direction for 2001 includes:

    Installed lines are expected to be 440,000 to 460,000 at the end of 2001
    Expected revenue of $380 to $390 million
    EBITDA losses in total are expected to decrease by up to $100 million to a loss of $450 to $470 million, versus current expectations for EBITDA losses of $550 million.
    Capital expenses are expected to be reduced by $100 million to approximately $250 million, versus current expectations of $350 million, mirroring the recent announcement of holding the network build-out at just over 2000 central offices and fewer line card purchases for the lowered number of lines installed
    The monthly cash burn rate is expected to decrease down from $75 million in Q4 2000 to less than $60 million by the end of 2001. At this lowered rate the company expects its current funding to last into 2002.

             In 2001, Covad will continue to focus on expanding and solidifying its distribution channels with its largest and strongest partners. Covad is also adding new channels, the most recent of which was LaserLink.net, now called Covad Integrated Services, and BlueStar.net, now called Covad Business Solutions. The Covad integrated Services channel provides a private label service, called Virtual Broadband Service Provider (VBSP) that allows companies or organizations the ability to offer full-featured ISP services to their customers. This service allows recently signed companies such as Sony (NYSE:SNE - news) to sell Sony-branded DSL services powered by Covad’s VBSP offering. Covad Business Solutions will sell using a direct model that includes cost-effective web and telesales, along with its direct sales force. Covad Business Solutions will sell in markets where other channels are not making primary investments.

             “The demand for broadband continues to drive an active, robust market and Covad is the best positioned national, independent DSL provider,” said McMinn. “We are managing our business to continue to strengthen and build our company to meet this demand.”

             Biographies of Chuck McMinn, chairman, and Frank Marshall, interim CEO can be found on Covad’s web site at http://www.covad.com/c ompanyinfo/management/executivestaff.shtml

             To access the conference call, dial 212/346-0159 (no password is required). The replay number for the call is 800/633-8284, pass code No. 17059948. The replay will be available through Friday, December 22.

  About Covad Communications

             Covad is the leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, IP and dial-up services through Internet Service Providers, telecommunications carriers, enterprises, affinity groups, PC OEMs and ASPs to small and medium-sized businesses and home users. Covad services are currently available across the United States in 120 of the top Metropolitan Statistical Areas (MSAs). Covad’s network currently covers more than 47 million homes and businesses and is targeted to reach approximately 45 to 50 percent of all US homes and businesses by the end of 2000. Corporate headquarters is located at 2300 Central Expressway, Santa Clara, CA 95050. Telephone: 888/GO-COVAD. Web Site: www.covad.com.

  Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

             The statements contained in this press release that are not historical facts are “forward-looking statements,” including statements concerning the Company’s future revenues, EBITDA results, line count forecasts, relationships with customers, growth rates, plans to expand its network, market opportunities, the cost, timing and scope of the deployment of the Company’s network and launching of its services, implementation of line sharing and self-installation, anticipated operating and capital expenditures, expense reductions and other operating results, success of strategic relationships, and the statements made by the chairman in this release. Actual events or results may differ materially as a result of risks facing the Company or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company’s ability to successfully market its services to current and new customers, the consolidation of sales to a fewer number of wholesale customers, the Company’s ability to generate customer demand, to achieve acceptable pricing, to respond to increasing competition, to manage growth, to receive timely payment from our Internet service providers and other customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in the Company’s SEC filings.

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Contact:

     Covad Communications
          Press Contacts:
          Martha Sessums, 408/844-7508
          msessums@covad.com
               or
          Allyson Willoughby, 408/855-7299
           awilloug@covad.com
               or
          Richard J. Berman, 415/616-6131
           rberman@redwhistle.com
               or
          Investor Contact:
          Nick Kormeluk, 408/844-7457
          InvestorRelations@covad.com